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EXHIBIT 14(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

DAVID S. GOLDSTEIN DIRECT LINE: 202.383.0606 Internet: david.goldstein@sablaw.com

April 30, 2004

Board of Directors
Protective Life Insurance Company
2801 Highway 201 South
Birmingham, Alabama 35223

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of post-effective amendment number 8 to the registration statement on Form N-6 (File No. 333-52215) filed by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
SUTHERLAND ASBILL & BRENNAN LLP
By: /s/ DAVID S. GOLDSTEIN David S. Goldstein

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[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]
April 30, 2004